Exhibit 10.1

Execution Copy

Saks Incorporated

And the Guarantors Listed on Schedule IV Hereto

7.50% Convertible Notes Due 2013

Purchase Agreement

May 20, 2009

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

As Representatives of the several Initial Purchasers

named in Schedule I hereto (the “Representatives”)

Ladies and Gentlemen:

Saks Incorporated, a Tennessee corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Initial Purchasers named in Schedule I hereto (the “Initial Purchasers”) (a) an aggregate of $105,000,000 principal amount of the 7.50% Convertible Notes due December 1, 2013 (the “Notes”), convertible into common stock, par value $0.10 per share of the Company (the “Stock”) (such aggregate principal amount of Notes, the “Firm Securities”) and, (b) at the election of the Initial Purchasers, up to an aggregate of $15,000,000 additional principal amount of Notes (the “Optional Securities”) (the Firm Securities and the Optional Securities which the Initial Purchasers elect to purchase pursuant to Section 2 hereof, and the Guarantees as defined below, are herein collectively called the “Securities”). Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated will act as joint global coordinators and joint book-running managers for the offering.

The punctual payment of all of the Company’s obligations under the Notes are unconditionally and irrevocably guaranteed, jointly and severally, by the Guarantors as defined in the Indenture as defined in Section 1(g) (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). Each of the Guarantors as of the date of this Agreement is listed in Schedule IV attached hereto.

1. The Company and each of the Guarantors jointly and severally represents and warrants and agrees with each of the Initial Purchasers that:

(a) A preliminary offering circular, dated May 19, 2009 (the “Preliminary Offering Circular”) and an offering circular, dated May 20, 2009 (the “Offering Circular”), have been prepared in connection with the offering of the Securities and the shares of Stock issuable upon conversion thereof. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular”. Any reference to the terms “Preliminary Offering Circular,” “Pricing Circular” or “Offering Circular” herein shall refer also to the Company’s Annual Report on Form 10-K for the year ended January 31, 2009 (the “Form 10-K”), the Company’s current reports on Form 8-K filed on February 5, 2009, March 2, 2009, March 5, 2009, April 9, 2009 and May 19, 2009 (Item 5.02 only), the Company’s definitive Proxy Statement on Schedule 14A (filed with the Commission on April 24, 2009), and all other documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such circular. A reference herein to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall refer also to any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities. All documents filed under the Exchange Act that are incorporated by reference into the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto, are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with or furnished to the Commission, conformed or will conform, in each case, in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement except as set forth on Schedule II(a) hereof. The Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Initial Purchaser through the Representatives expressly for use therein;

(b) For the purposes of this Agreement, the “Applicable Time” is 6:05 pm (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)) listed on Schedule II(b) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by an Initial Purchaser through the Representatives expressly for use therein;

(c) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Offering Circular or as would not reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as whole, or on the performance by the Company or the Guarantors of their respective obligations under the Securities (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Pricing Circular, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general business, financial position or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and Offering Circular;

(d) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Offering Circular or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as described in the Pricing Disclosure Package and the Offering Circular or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, any real property, equipment and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, subject to the effect of (1) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, (2) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity), and (3) applicable law and public policy with respect to rights to indemnity and contribution (clauses (1) to (3), collectively, the “Enforceability Exceptions”);

(e) The Company and each of the Guarantors has been duly incorporated (or formed) and is validly existing as a corporation or other legal entity in good standing under the laws of its relevant jurisdiction of formation. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and the Guarantors has power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Circular, and has been duly qualified as a foreign corporation (or other legal entity) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. To the extent not included within the prior sentences, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each subsidiary of each of the Company and each Guarantor (1) has been duly incorporated (or formed) and is validly existing as a corporation (or other legal entity) in good standing under the laws of its jurisdiction of formation, and (2) has been duly qualified as a foreign corporation (or other legal entity) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification;

(f) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Notes have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued, fully paid and non-assessable, will conform to the description of the Stock contained in the Pricing Disclosure Package and the Offering Circular; and the issuance of the Stock issuable upon conversion of the Notes will not be subject to any preemptive or similar rights;

(g) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and assuming due authentication thereof by the Trustee and payment and delivery in accordance with this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and the Guarantors entitled to the benefits provided by the indenture to be dated as of May 27, 2009 (the “Indenture”) between the Company and The Bank of New York Trust Company, National Association, as Trustee (the “Trustee”), under which they are to be issued, which will be substantially in the form previously delivered to you, subject to the Enforceability Exceptions. The Notes will be convertible into Stock in accordance with their terms and the Indenture. The Notes will rank equal in right of payment with all of the Company’s other outstanding convertible notes. The Indenture has been duly authorized and, when executed and delivered by the Company, the Guarantors and the Trustee (assuming the due authorization, execution and delivery by the Trustee and assuming that the Indenture constitutes a valid and binding obligation of the Trustee), the Indenture will constitute a valid and legally binding obligation of the Company and the Guarantors, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular and will be in substantially the form previously delivered to you;

(h) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including without limitation Regulations T, U and X of the Board of Governors of the Federal Reserve System;

(i) Prior to the date hereof, neither the Company nor the Guarantors nor any of their respective affiliates who are “affiliated purchasers” as defined under Rule 100 of Regulation M has taken any action which is designed to or which has constituted or which could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(j) The issue and sale of the Securities and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantors or any of their respective subsidiaries is a party or by which the Company or the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Company or the Guarantors or any of their respective subsidiaries are subject, nor (ii) will such action result in any violation of the provisions of the Charter or By-laws (or other organizational document) of the Company or any Guarantor, nor (iii) will such action result in any material violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries, or any of their properties, except in the case of clause (i) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or the Guarantors of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and the listing of the shares of Stock on the New York Stock Exchange;

(k) Neither the Company nor the Guarantors is in violation of its Charter or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(l) The statements set forth in the Pricing Circular and the Offering Circular under the captions (i) “Description of Notes”, “Description of Capital Stock” and “Plan of Distribution,” insofar as they purport to summarize the terms of the Securities and the Stock, and (ii) “Certain United States Federal Income Tax Considerations”, insofar as it purports to summarize matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, fairly summarize the matters described therein in all material respects (based on the assumptions described therein);

(m) Other than as set forth in the Pricing Disclosure Package and the Offering Circular, there are no legal or governmental proceedings pending to which the Company, any Guarantor or any of their respective subsidiaries is a party or of which any property of the Company, the Guarantors or any of their respective subsidiaries is the subject which, if determined adversely to the Company, any Guarantor or any of their respective subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s and the Guarantors’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the “Act”)) as securities which are listed on a national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) or quoted in a U.S. automated inter-dealer quotation system;

(o) The Company is subject to the reporting requirements of Section 13 of the Exchange Act; and the Company has made all filings required by Section 13 and the Commission’s rules and regulations promulgated thereunder in a timely manner since January 29, 2008;

(p) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Circular, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) Neither the Company, the Guarantors, nor any person acting on its or their behalf (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act;

(r) Except as previously disclosed to you, within the preceding six months, neither the Company, the Guarantors, nor any other person acting on its or their behalf (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf) has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities, other than Securities offered or sold to the Initial Purchasers hereunder. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(s) Except as disclosed in the Pricing Disclosure Package and the Offering Circular, the Company and its subsidiaries own, or have valid, binding and enforceable licenses or other rights to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects and other like restrictions, all Intellectual Property (as defined below) necessary to conduct the business of the Company and its subsidiaries in the manner presently conducted, without any conflict with the rights of others, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; “Intellectual Property” means all patents, patent applications, trademarks, trademark applications, trade names, service marks, service names, copyrights, trade secrets, know how (including all unpatented or unpatentable proprietary or confidential information, systems or procedures), technology, inventions, designs, processes, methods, technical data and information or other intangible asset, other proprietary intellectual property right or any license or other right to use any of the foregoing;

(t) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed or caused to be designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting as of January 31, 2009, the last date as which such control was evaluated, was effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(u) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(w) There is and has been no material failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(x) PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company and its subsidiaries and has audited the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(y) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Pricing Disclosure Package and the Offering Circular, if any, is not based on or derived from sources that are reliable and accurate in all material respects;

(z) Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any affiliates, director, officer, or employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in material compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(aa) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and

(bb) (i) Neither the Company, the Guarantors nor any of their respective subsidiaries (collectively, the “Entity”) or, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 100% of the principal amount thereof, the principal amount of Firm Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto, and (b) in the event and to the extent that the Initial Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractions of $1,000) determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities which such Initial Purchaser is entitled to purchase as set forth opposite the name of such Initial Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities which all of the Initial Purchasers are entitled to purchase hereunder. The Company will not be obligated to deliver any of the Firm Securities except upon payment for all the Firm Securities to be purchased as provided herein.

The Company hereby grants to the several Initial Purchasers the right to purchase at their election, severally and not jointly, up to an additional $15,000,000 in principal amount of Optional Securities in the aggregate, at the purchase price set forth in clause (a) of the first paragraph of this Section 2, for the sole purpose of covering sales of securities in excess of the aggregate principal amount of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section (4) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Securities, the several Initial Purchasers propose to offer the Securities for resale upon the terms and conditions set forth in this Agreement, the Pricing Disclosure Package and the Offering Circular, and each Initial Purchaser hereby represents and warrants to, and agrees with, the Company, severally and not jointly, that:

(a) It has not solicited offers for, or offered or sold, and it will not solicit offers for, or offer or sell, the Securities except only to persons within the United States whom it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of Securities is aware that such sale is being made in reliance upon Rule 144A;

(b) It is an institutional “Accredited Investor” as such term is defined in Rule 501 of Regulation D; and

(c) It has not solicited offers for, or offered or sold, and will not offer or sell, the Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) of Regulation D under the Act or any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

Each Initial Purchaser acknowledges and agrees that the Company and for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 8(a) through (e) hereof, counsel for the Company and the Guarantors, the Company’s General Counsel and counsel for the Initial Purchasers respectively may rely upon the accuracy of the representations and warranties of the Initial Purchasers and compliance by the Initial Purchasers with their agreements contained in Section 3 and each Initial Purchaser hereby consents to such reliance.

4. (a) The Securities to be purchased by each Initial Purchaser hereunder will be represented by one or more definitive global Notes in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives for the account of each Initial Purchaser, against payment by or on behalf of such Initial Purchaser of the purchase price therefor by wire transfer in Federal (same-day) funds, by causing DTC to credit the Securities to the account of the Representatives. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York (the “Closing Location”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on May 27, 2009 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing, provided that the Second Time of Delivery (as defined below), if any, shall be within the 13-day period commencing on and including the First Time of Delivery. The time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, the time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Representatives pursuant to Section 8(l) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company and each of the Guarantors further jointly and severally agrees with each of the Initial Purchasers:

(a) To prepare the Preliminary Offering Circular, the Pricing Circular and the Offering Circular in a form reasonably acceptable to you; to make no amendment or any supplement to any of the foregoing which shall be reasonably disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b) Promptly from time to time to reasonably cooperate with you to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith, none of the Company and the Guarantors shall be required (i) to qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify, (ii) file a general consent to service of process in any jurisdiction, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject or (iv) make any change to its Charter or By-laws or similar organizational documents;

(c) To furnish the Initial Purchasers with copies of the Preliminary Offering Circular, the Pricing Circular and the Offering Circular and each amendment or supplement thereto and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of six months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Initial Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d) During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without prior written consent of the Representatives;

(e) Not to be or become, at any time prior to the expiration of two years after the last Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Act;

(h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”;

(i) To reserve and keep available at all times, free of preemptive rights, shares of Stock (which shares shall be on the same terms as the Company’s authorized and issued common stock) for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Notes;

(j) To use its commercially reasonable efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Notes on the New York Stock Exchange;

6. (a) The Company and each Guarantor jointly and severally represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);

(b) each Initial Purchaser represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as an “Initial Purchaser Supplemental Disclosure Document”); and

(c) any Company Supplemental Disclosure Document or Initial Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and the Representatives is listed on Schedule II(b) hereto;

7. The Company covenants and agrees with the several Initial Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular, the materials contained in the Pricing Disclosure Package and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchasers and dealers; (ii) the cost of printing or producing any Agreement Among Purchasers, this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys (including the related fees and expenses of counsel for the Initial Purchasers, which fees and expenses of such counsel shall not exceed $15,000); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the

Securities; (vi) all costs and expenses incident to preparing the road show presentation; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) any cost incurred in connection with the listing of the shares of Stock issuable upon conversion of the Securities; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, each Initial Purchaser will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

8. The obligations of each Initial Purchaser hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Davis Polk & Wardwell, counsel for the Initial Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraphs (i) and (ii) of subsection (b) below and (i) and (ii) of subsection (e) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b) Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, counsel for the Company, shall have furnished to you its written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Company and each of the Guarantors has been duly incorporated (or formed) and, except as would not, individually or in the aggregate, have a Material Adverse Effect, each of them is validly existing as a corporation or other legal entity in good standing under the laws of its respective jurisdiction of formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular;

(ii) The Company has an authorized capitalization as set forth in the Pricing Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the shares of Stock initially issuable upon conversion of the Notes have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Notes and the Indenture, will be duly and validly issued and fully paid and non-assessable, and will conform to the description of the Stock contained in the Offering Circular;

(iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have in a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(iv) Except as would not, individually or in the aggregate, be expected to have a Material Adverse Effect, each subsidiary of the Company has been duly incorporated (or formed) and is validly existing as a corporation (or other legal entity) in good standing under the laws of its jurisdiction of formation (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(v) The Notes and the Guarantees have been duly authorized and, when issued and delivered pursuant to this Agreement and assuming due authentication thereof by the Trustee and payment and delivery in accordance with this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, subject to the Enforceability Exceptions;

(vi) The Indenture has been duly authorized, executed and delivered by the Guarantors and, assuming due authorization, execution and delivery by the Trustee and assuming that the Indenture constitutes a valid and binding obligation of the Trustee, the Indenture (including the Guarantees set forth therein) constitutes a valid and legally binding obligation of each of the Guarantors, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions;

(vii) The issue and sale of the Securities and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated (A) will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the agreements or instruments identified on Exhibit A-1 hereto, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect nor (B) will such actions result in any violation of the provisions of the Charter or By-laws (or corresponding organizational documents) of any Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body known to such counsel to be applicable to the Company, the

Guarantors or any of their respective subsidiaries or any of their respective properties, except any such violations that in the aggregate could not reasonably be expected to have a Material Adverse Effect;

(viii) This Agreement has been duly authorized, executed and delivered by each Guarantor; and

(ix) No consent, approval, authorization, order, registration or qualification of or with any authority of the State of New York or the U.S. federal government governmental agency is required for the issue and sale of the Securities or the consummation by the Company or the Guarantors of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act, under federal, state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and the listing of the shares of Stock on the New York Stock Exchange;

(c) Michael A. Brizel, the General Counsel of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) To the best of such counsel’s knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company, any Guarantor or any of their respective subsidiaries is a party or of which any property of the Company, any Guarantor or any of their respective subsidiaries is the subject which, if determined adversely to the Company, any Guarantor or any of their respective subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(ii) Such counsel have no reason to believe that (A) the Pricing Disclosure Package, as of the Applicable Time (other than the financial statements therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (B) the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Ron Llewellyn, the Associate General Counsel of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Exchange Act Reports (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(e) Wachtell, Lipton, Rosen & Katz, counsel for the Company, shall have furnished to you its written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) This Agreement has been duly authorized, executed and delivered by the Company;

(ii) The Notes have been duly authorized and, when issued and delivered pursuant to this Agreement and assuming due authentication thereof by the Trustee and payment and delivery in accordance with this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, subject to the Enforceability Exceptions;

(iii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee and assuming that the Indenture constitutes a valid and binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions;

(iv) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated (A) will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the agreements or instruments identified on Exhibit A-2 hereto, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect nor (B) will such actions result in any violation of the provisions of the Charter or By-laws (or corresponding organizational documents) of the Company;

(v) The statements set forth in the Pricing Circular and the Offering Circular under the captions (i) “Description of Notes”, “Description of Capital Stock” and “Plan of Distribution,” insofar as they purport to summarize the terms of the Securities and the Stock, and (ii) “Certain United States Federal Income Tax Considerations”, insofar as it purports to summarize matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, fairly summarize the matters described therein in all material respects (based on the assumptions described therein);

(vi) No registration of the Securities under the Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer and sale of the Securities to the Initial Purchasers or the reoffer and resale of the Securities by the Initial Purchasers solely in the manner contemplated by this Agreement and the Pricing Circular;

(vii) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Circular, will not be an “investment company”, as such term is defined in the Investment Company Act; and

(viii) Such counsel have no reason to believe that (A) the Pricing Disclosure Package, as of the Applicable Time (other than the financial statements therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (B) the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions to be furnished pursuant to Section 8(b) through 8(e) shall be subject to customary qualifications, assumptions and exceptions.

(f) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Offering Circular or as

would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Pricing Circular, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that would reasonably be expected to have a material adverse change, in or affecting the general business, financial position or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any material and adverse change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Circular;

(j) The Company shall have made application for the shares of stock issuable upon the conversion of the Notes to be approved for listing, subject to notice of issuance, on the New York Stock Exchange, and will provide satisfactory evidence of such action to you;

(k) The Company has obtained and delivered to the Initial Purchasers executed copies of an agreement from each of Stephen I. Sadove, Ronald Frasch, Kevin G. Wills, Robert T. Wallstrom and Christine A. Morena, substantially to the effect set forth in Annex II hereto; and

(l) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of the chief financial officer of the Company as to the accuracy of the representations and warranties of the Company herein (except in the case of Section 1(a), (b) and (c), the accuracy of such representations shall be to his knowledge) at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (g) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and/or the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use therein.

(b) Each Initial Purchaser will indemnify and hold harmless the Company and the Guarantors, severally and not jointly, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company and/or the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then, each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and/or the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and/or the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Guarantors on the one hand or the Initial Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of the Act; and the obligations of the Initial Purchasers under this Section 9 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantors and to each person, if any, who controls the Company or the Guarantors within the meaning of the Act.

10. (a) If any Initial Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Initial Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven calendar days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Initial Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities which such Initial Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Initial Purchasers to purchase Securities of a defaulting Initial Purchaser or Initial Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Initial Purchaser or the Company, except for the expenses to be borne by the Company and the Initial Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the Initial Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Initial Purchasers or any controlling person of the Initial Purchasers, or the Company or the Guarantors, or any officer or director or controlling person of the Company or the Guarantors, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Guarantors shall not then be under any liability to any Initial Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company and the Guarantors as provided herein, the Company and/or the Guarantors will reimburse the Initial Purchasers for all of expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Initial Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Guarantors shall then be under no further liability to the Initial Purchasers except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Initial Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Initial Purchaser made or given by you jointly as the Representatives.

14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchasers shall be delivered or sent by mail, telex or facsimile transmission to: (i) c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, facsimile: (212) 902-3000, Attention: Registration Department and (ii) c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, facsimile: 212-761-0260, Attention: Convertible Debt Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to an Initial Purchaser pursuant to Section 8 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its Initial Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA PATRIOT Act, the Initial Purchasers are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Initial Purchasers to properly identify their clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchasers, the Company, the Guarantors and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, the Guarantors or any Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement.

17. The Company and each Guarantor acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company or the Guarantors except the obligations expressly set forth in this Agreement and (iv) the Company and each Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Guarantor agrees that it will not claim that the Initial Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or such Guarantor, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. The Company, each Guarantor and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Initial Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Initial Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Initial Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Initial Purchasers is pursuant to the authority set forth in a form of Agreement among Initial Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Saks Incorporated

By:
Name:
Title:

Guarantors:

Club Libby Lu Inc. (formerly McRae’s Store Services, Inc.)

Jackson Leasing, LLC

Jackson Officer Properties, Inc. (formerly NorthPark Fixtures, Inc.)

Merchandise Credit, LLC

New York City Saks, LLC

Saks & Company

Saks Direct, Inc.

Saks Fifth Avenue Distribution Company

Saks Fifth Avenue, Inc.

Saks Fifth Avenue of Texas, Inc.

Saks Fifth Avenue of Texas LLC

Saks Holdings, Inc.

SCCA, LLC

SCCA Store Holdings, Inc.

SCIL, LLC

SCIL Store Holdings, Inc.

SFAILA, LLC

TEX SFA, Inc.

By:
Name:
Title:

Purchase Agreement Signature Page

Accepted as of the date hereof on behalf of each of the Initial Purchasers:

Goldman, Sachs & Co.

By:
Goldman, Sachs & Co.

Morgan Stanley & Co., Incorporated

By:
Name:
Title:

Purchase Agreement Signature Page

Schedule I

Initial Purchasers	Aggregate Principal Amount of Firm Securities to be Purchased
Goldman, Sachs & Co.	$52,500,000
Morgan Stanley & Co. Incorporated	52,500,000

Total	$105,000,000

S I-1

Schedule II

(a) Additional Documents Incorporated by Reference: The Company’s current report on Form 8-K filed on May 20, 2009 with an announcement of the Notes offering.

(b) Approved Supplemental Disclosure Documents: Company Roadshow Presentation

S II-1

Schedule III

Form of Pricing Term Sheet

TERM SHEET

Dated May 20, 2009

Saks Incorporated

7.50% Convertible Notes Due 2013

The information in this pricing term sheet supplements Saks Incorporated’s preliminary offering circular, dated May 19, 2009 (the “Preliminary Offering Circular”) and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. This term sheet is qualified in its entirety by reference to the Preliminary Offering Circular. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Circular.

Issuer:	Saks Incorporated (NYSE: SKS)

Title of securities:	7.50% Convertible Notes Due 2013 (the “notes”)

Aggregate principal amount offered:	$105,000,000 aggregate principal amount of notes (excluding the initial purchasers’ option to purchase up to $15,000,000 aggregate principal amount of additional notes within 30 days from the settlement date solely to cover over-allotments)

Net proceeds:	Approximately $100.9 million (or approximately $115.4 million if the initial purchasers exercise in full their option to purchase additional notes solely to cover over-allotments), after deducting the initial purchasers’ commissions and the issuer’s estimated expenses

Maturity date:	December 1, 2013

Interest rate:	7.50% per annum, accruing from the settlement date

Issue price:	100%

Interest payment dates:	Each June 1 and December 1, beginning on December 1, 2009

Exemption from registration:	Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)

Initial conversion rate:	180.5869 shares of common stock per $1,000 principal amount of notes

Reference price:	$4.43, the closing sale price of the issuer’s common stock on the New York Stock Exchange on May 20, 2009

Conversion premium:	Approximately 25% above the reference price

Conversion price:	Approximately $5.54 per share of the issuer’s common stock

Joint Book-Running Managers:	Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated

Trade date:	May 20, 2009

Settlement date:	May 27, 2009

CUSIP/ISIN:	Restricted CUSIP Number: 79377WAN8 Restricted ISIN Number: US79377WAN83

Adjustment to Conversion Rate upon a Make Whole Adjustment Event:	The following table sets forth the number of additional shares per $1,000 principal amount of notes by which the conversion rate will be increased if a make whole adjustment event occurs for (1) the applicable make whole reference date set forth below and (2) the applicable stock price set forth below:

Make whole reference date	Stock price
	$4.43	$4.50	$4.75	$5.00	$5.50	$6.00	$6.75	$8.00	$10.00	$12.50	$15.00	$20.00	$25.00	$35.00	$50.00
May 27, 2009	45.1467	45.1467	43.4962	40.8080	36.2879	32.5801	28.0728	22.4471	16.3725	11.5133	8.2774	4.2864	2.0731	0.2436	0.0000
December 1, 2009	45.1467	42.8735	39.9149	37.3907	33.2172	29.8280	25.7215	20.6002	15.0706	10.6469	7.6990	4.0415	1.9729	0.2276	0.0000
December 1, 2010	45.1467	41.6353	32.4559	30.1516	26.6169	23.8834	20.6228	16.5696	12.1941	8.6937	6.3602	3.4468	1.7386	0.2024	0.0000
December 1, 2011	45.1467	41.6353	29.9394	22.5400	19.2881	17.1946	14.8532	11.9751	8.8692	6.3846	4.7281	2.6577	1.4188	0.1730	0.0000
December 1, 2012	45.1467	41.6353	29.9394	19.4131	11.0062	9.3526	8.0473	6.5101	4.8518	3.5251	2.6406	1.5351	0.8717	0.1292	0.0000
December 1, 2013	45.1467	41.6353	29.9394	19.4131	1.2313	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

S III-1

The exact stock prices and make whole reference dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock price amounts in the table or the make whole reference date is between two make whole reference dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two make whole reference dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $50.00 per share, subject to adjustment, the conversion rate will not be adjusted.

•	If the stock price is less than $4.43 per share (the closing price of the common stock on the date of this pricing term sheet), subject to adjustment, the conversion rate will not be adjusted.

Notwithstanding the foregoing, in no event will the total number of shares of the issuer’s common stock issuable upon conversion exceed 225.7336 shares per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rate Adjustments” in the Preliminary Offering Circular.

General

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Neither the notes nor the shares of the issuer’s common stock, if any, issuable upon conversion of the notes have been registered under the Securities Act or any state securities laws, and neither may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any other applicable securities laws. Accordingly, the notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

S III-2

Schedule IV

List of Guarantors

Club Libby Lu Inc. (formerly McRae’s Store Services, Inc.)

Jackson Leasing, LLC

Jackson Officer Properties, Inc. (formerly NorthPark Fixtures, Inc.)

Merchandise Credit, LLC

New York City Saks, LLC

Saks & Company

Saks Direct, Inc.

Saks Fifth Avenue Distribution Company

Saks Fifth Avenue, Inc.

Saks Fifth Avenue of Texas, Inc.

Saks Fifth Avenue of Texas LLC

Saks Holdings, Inc.

SCCA, LLC

SCCA Store Holdings, Inc.

SCIL, LLC

SCIL Store Holdings, Inc.

SFAILA, LLC

TEX SFA, Inc.

S IV-1

Annex I

Pursuant to Section 8(c) of the Purchase Agreement, the accountants shall furnish letters to the Initial Purchasers to the effect that:

(i)	They are an independent registered public accounting firm with respect to the Company and its subsidiaries within rules and regulations adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States);

(ii)	In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Pricing Disclosure Package and the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

(iii)	The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Pricing Disclosure Package and the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

(iv)	On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(C)	the unaudited financial information included in the Pricing Disclosure Package and the Offering Circular were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Pricing Disclosure Package and the Offering Circular;

(E)	as of a specified date not more than three days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Pricing Disclosure Package and the Offering Circular or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Pricing Disclosure Package and the Offering Circular except in each case for changes, increases or decreases which the Pricing Disclosure Package and the Offering Circular discloses have occurred or may occur or which are described in such letter; and

A I-1

(F)	for the period from the date of the latest financial statements included in the Pricing Disclosure Package and the Offering Circular to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Pricing Disclosure Package and the Offering Circular discloses have occurred or may occur or which are described in such letter; and

(v)	In addition to the examination referred to in their report(s) included in the Pricing Disclosure Package and the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Pricing Disclosure Package and the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

A I-2

Annex II

Form of Lock-Up Agreement:

Saks Incorporated

Lock-Up Agreement

May 20, 2009

Goldman, Sachs & Co.

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Re: Saks Incorporated - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into a Purchase Agreement on behalf of the several Initial Purchasers named in Schedule I to such agreement (collectively, the “Initial Purchasers”), with Saks Incorporated, a Tennessee corporation (the “Company”), providing for an offering pursuant to Rule 144A under the Securities Act of 1934 of an aggregate of $105,000,000 principal amount of the 7.50% Convertible Notes due December 1, 2013 (the “Notes”), convertible into common stock par value $0.01 (“Stock”) of the Company (such aggregate principle amount of Notes, the “Firm Securities”) and, (b) at the election of the Initial Purchasers, up to an aggregate of $15,000,000 additional principal amount of Notes (the “Optional Securities”) (the Firm Securities and the Optional Securities which the Initial Purchasers elect to purchase pursuant to Section 2 hereof, and the Guarantees as defined below, are herein collectively called the “Securities”).

In consideration of the agreement by the Initial Purchasers to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities Exchange Commission (collectively the “Undersigned’s Stock”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Stock even if such Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Stock.

A II-1

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the date set forth in the final offering circular for delivery of the Securities (the “Time of Delivery”) pursuant to the Purchase Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representatives. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided, further, that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Stock, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Initial Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

If the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survives termination) shall terminate or be terminated prior to payment for and delivery of the Notes to be sold thereunder, the undersigned shall be released from all obligations herein.

Very truly yours,

Authorized Signature

Exact Name of Shareholder

Title

[Signature Page to the Lock-up Agreement]

Exhibit A-1

Material agreements filed as an exhibit to the Exchange Act Reports (other than compensatory agreements or arrangements).

Ex. A-1-1

Exhibit A-2

•	Indenture, dated as of December 2, 1998, among Saks, as Issuer, the Subsidiary Guarantors named therein, as Guarantors, and The First National Bank of Chicago, as Trustee

•	First Supplemental Indenture, dated as of February 17, 1999, among Saks, the Subsidiary Guarantors named therein, as Guarantors, the New Guarantors, and The First National Bank of Chicago, as Trustee

•	Second Supplemental Indenture, dated as of May 18, 2000, among Saks, the Subsidiary Guarantors named therein, as Guarantors, the New Guarantors, and The First National Bank of Chicago, as Trustee

•

Third Supplemental Indenture, dated as of April 18, 2001, among Saks, the Subsidiary Guarantors signatories thereto, as Guarantors, Bank One Trust Company, National Association, successor in interest to The First National Bank of Chicago, as Trustee, and the New Guarantors

•

Fourth Supplemental Indenture, dated as of November 19, 2001, among Saks, the Subsidiary Guarantors signatories thereto, as Guarantors, Bank One Trust Company, National Association, successor in interest to The First National Bank of Chicago, as Trustee, and the New Guarantors

•

Fifth Supplemental Indenture, dated as of February 12, 2002, among Saks, the Subsidiary Guarantors signatories thereto, as Guarantors, Bank One Trust Company, National Association, successor in interest to The First National Bank of Chicago, as Trustee, and the New Guarantor

•

Sixth Supplemental Indenture, dated as of June 23, 2004, among Saks, the Subsidiary Guarantors signatories thereto, as Guarantors, Bank One Trust Company, National Association, successor in interest to The First National Bank of Chicago, as Trustee, and the New Guarantors

•

Seventh Supplemental Indenture, dated as of July 19, 2005, among Saks, the Subsidiary Guarantors signatories thereto, as Guarantors, and J.P. Morgan Trust Company, National Association, successor in interest to The First National Bank of Chicago, as Trustee

•	Indenture, dated as of October 4, 2001, among Saks, as Issuer, the Subsidiary Guarantors named therein, as Guarantors, and Bank One Trust Company, National Association, as Trustee

•

First Supplemental Indenture, dated as of November 19, 2001, among Saks, the Subsidiary Guarantors signatories thereto, as Guarantors, Bank One Trust Company, National Association, as Trustee, and the New Guarantors

•

Second Supplemental Indenture, dated as of February 12, 2002, among Saks, the Subsidiary Guarantors signatories thereto, as Guarantors, Bank One Trust Company, National Association, as Trustee, and the New Guarantor

Ex. A-2-1

•

Third Supplemental Indenture, dated as of June 23, 2004, among Saks, the Subsidiary Guarantors signatories thereto, as Guarantors, J.P. Morgan Trust Company, National Association, successor in interest to Bank One Trust Company, National Association, as Trustee, and the New Guarantors

•

Fourth Supplemental Indenture, dated as of July 1, 2005, among Saks, the Subsidiary Guarantors signatories thereto, as Guarantors, and J.P. Morgan Chase Bank, N.A., successor in interest to Bank One Trust Company, National Association, as Trustee

•	Indenture, dated as of March 23, 2004, among Saks, as Issuer, the Subsidiary Guarantors named therein, as Guarantors, and The Bank of New York Trust Company, N.A., as Trustee

•

Supplemental Indenture, dated as of July 1, 2005, among Saks, as issuer, the Subsidiary Guarantors listed on the signature pages thereto, as guarantors, and The Bank of New York Trust Company, N.A., as trustee

•

Amended and Restated Credit Agreement, dated as of November 26, 2003, among the lenders named therein, Fleet Retail Group, Inc. as Agent, Citicorp North America, Inc. as Syndication Agent, Wachovia Bank, National Association Bank One, NA, General Electric Capital Corporation as Co-Documentation Agents, Saks as Borrower, and Fleet Securities, Inc. and Citigroup Global Markets Inc. as Co-Lead Arrangers and Co-Lead Bookrunners

•	First Amendment and Waiver to Credit Agreement and Second Amendment to Security Agreement, dated as of June 6, 2005

•	Second Amendment and Waiver to Credit Agreement, dated as of January 26, 2006

•	Third Amendment and Wavier to Credit Agreement, dated as of September 22, 2006

•	Fourth Amendment and Waiver to Credit Agreement, dated as of January 15, 2008

Ex. A-2-2